Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

●	Consolidated Revenue grew 8% compared to prior year

●	Distribution Gross Profit grew 10% on double-digit Revenue growth

●	Services Gross Profit grew 4% driven by 4% Organic Revenue growth

ROCHESTER, NY, October 28, 2024 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, cost control and optimization services, and distribution and rental of value-added professional grade handheld test, measurement, and control instrumentation, today reported financial results for its second quarter ended September 28, 2024 (the “second quarter”) of fiscal year 2025, which ends March 29, 2025 (“fiscal 2025”).  Results include the previously reported acquisitions of TIC-MS, Inc. ("TIC-MS") effective March 27, 2023, SteriQual, Inc. ("SteriQual"), effective July 12, 2023, Axiom Test Equipment, Inc. (“Axiom”), effective August 8, 2023 and Becnel Rental Tools, LLC ("Becnel") effective April 15, 2024.

“Consolidated revenue was up 8%.  Consistent demand in our Calibration Services business was supported by our differentiated value proposition which resonates well in the highly regulated end markets we serve, including life sciences,” commented Lee D. Rudow, President and CEO. “Service Revenue grew 6% versus prior year, the 62nd consecutive quarter of growth. Service organic revenue growth of 4% was below historical trends and was significantly impacted by a decline in our Nexa cost control  and optimization services business. Excluding Nexa, we are pleased with service organic growth of 9% versus prior year.”

“Though the magnitude of Nexa's slowdown was greater than what we expected, we have identified the root causes and are committed to returning the Nexa business to growth.  This includes fully integrating Nexa's sales and marketing into Transcat's dynamic growth process and renaming the business Transcat Solutions, to fully leverage our industry leading brand."

"Nexa has performed very well since acquisition in calendar 2021, and while collaborating on a regular basis to drive calibration sales growth, we allowed that group to operate in a more autonomous fashion and missed an opportunity to fully integrate Nexa into the proven Transcat sales and marketing processes. Integration is now well underway, and we have the power of the Transcat leadership team focused on pipeline expansion, which we believe will contribute to the return to high single digit organic Services revenue growth in the first half of fiscal 2026.”

Mr. Rudow added, “Distribution Revenue grew 11% versus prior year.  However, Becnel revenue was negatively impacted by two hurricanes in the Gulf of Mexico, which pressured second quarter Distribution margins. Becnel is a well-run business that has cultivated strong customer relationships with companies that highly utilize Transcat’s core instrumentation and calibration services. We fully expect Becnel to deliver sequential improvements in the third and fourth quarters and expect Distribution Gross Margins to return to levels consistent with the second half of fiscal 2024.”

“Transcat has a proven history of successfully identifying, acquiring, and integrating dynamic companies that have expanded our addressable markets, widened the breadth of offerings, and allowed us to leverage existing infrastructure. In addition to strong returns, the acquisitions present compelling cross-sell synergies to drive organic revenue growth into these newly acquired customer bases. Transcat’s acquisition pipeline remains robust and is focused on all our strategic channels.”

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

Second Quarter Fiscal 2025 Review
(Results are compared with the second quarter of the fiscal year ended March 30, 2024 (“fiscal 2024”))

($ in thousands)			Change
	FY25 Q2	FY24 Q2	$'s	%
Service Revenue	$44,083	$41,431	$2,652	6.4%
Distribution Revenue	23,743	21,373	2,370	11.1%
Revenue	$67,826	$62,804	$5,022	8.0%

Gross Profit	$21,206	$20,125	$1,081	5.4%
Gross Margin	31.3%	32.0%

Operating Income	$3,735	$1,643	$2,092	127.3%
Operating Margin	5.5%	2.6%

Net Income	$3,286	$460	$2,826	614.3%
Net Margin	4.8%	0.7%

Adjusted EBITDA*	$8,861	$9,330	$(469)	(5.0)%
Adjusted EBITDA* Margin	13.1%	14.9%

Diluted EPS	$0.35	$0.06	$0.29	483.3%

Adjusted Diluted EPS*	$0.52	$0.60	$(0.08)	(13.3)%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $67.8 million, an increase of $5.0 million or 8.0%. Consolidated gross profit was $21.2 million, an increase of $1.1 million, or 5.4%, while gross margin decreased 70 basis points primarily due to Nexa and Becnel Revenue softness. Operating expenses were $17.5 million, a decrease of $1.0 million, or 5.5%. The second quarter of fiscal year 2024 included a $2.8 million non-cash charge related to the Nexa earn-out agreement. Adjusted EBITDA was $8.9 million which represented a decrease of $0.5 million or 5.0%. Net income per diluted share was $0.35 compared to $0.06 last year. Adjusted diluted earnings per share was $0.52 versus $0.60 last year.

Transcat Reports  Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

Service segment  second quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (65.0% of total revenue for the second quarter of fiscal 2025).

($ in thousand)			Change
	FY25 Q2	FY24 Q2	$'s	%
Service Segment Revenue	$44,083	$41,431	$2,652	6.4%
Gross Profit	$14,591	$14,084	$507	3.6%
Gross Margin	33.1%	34.0%

Operating Income	$3,704	$742	$2,962	399.2%
Operating Margin	8.4%	1.8%

Adjusted EBITDA*	$6,624	$6,798	$(174)	(2.6)%
Adjusted EBITDA* Margin	15.0%	16.4%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Service segment revenue was $44.1 million, an increase of $2.7 million or 6.4%, and included $0.8 million of incremental revenue from acquisitions.  Organic revenue growth of 4.4% driven by end-market demand and continued market share gains. The segment gross margin was 33.1%, a decrease of 90 basis points from prior year primarily due to lower revenue from Nexa.

Distribution segment second quarter results

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (35.0% of total revenue for the second quarter of fiscal 2025).

($ in thousands)			Change
	FY25 Q2	FY24 Q2	$'s	%
Distribution Segment Revenue	$23,743	$21,373	$2,370	11.1%
Gross Profit	$6,615	$6,041	$574	9.5%
Gross Margin	27.9%	28.3%

Operating Income	$31	$901	$(870)	(96.6)%
Operating Margin	0.1%	4.2%

Adjusted EBITDA*	$2,237	$2,532	$(295)	(11.7)%
Adjusted EBITDA* Margin	9.4%	11.8%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution revenue was $23.7 million, which represented an increase of $2.4 million or 11.1%, driven by growth in the Rental business including acquisitions.  Distribution segment gross margin was 27.9%, a decrease of 40 basis points due to Becnel revenue impacted by the Gulf of Mexico hurricanes.

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

Six Month Review (Results are compared with the first six months of fiscal 2024)

Total revenue was $134.5 million, an increase of $11.1 million or 9.01%.  Consolidated gross profit was up $5.0 million, or 12.9%, and gross margin expanded to 32.6% or 110 basis points.  Consolidated operating expenses increased $2.5 million, or 7.6%, driven by incremental expenses from acquired businesses, increased intangibles amortization expense and investments in technology and our employee base to support future growth, offset by the previously mentioned amended Nexa Earn-Out agreement in the second quarter of fiscal year 2024. As a result, consolidated operating income was $8.8 million compared with $6.3 million in last fiscal year’s period.

Adjusted EBITDA was $19.1 million which represented an increase of $1.3 million or 7.1%. Net income per diluted share increased to $0.83 from $0.43 and adjusted diluted earnings per share was $1.20 versus $1.12 last year. The effective tax rate was 13.9% compared to 25.3% in the prior year, due to the timing of discrete benefits related to share-based compensation items.

Balance Sheet and Cash Flow Overview

On September 28, 2024, the Company had $23.8 million in cash and cash equivalents on hand and $80.0 million available for borrowing under its secured revolving credit facility.  Total debt was $3.0 million versus $4.2 million on March 30, 2024.  The Company’s leverage ratio, as defined in the credit agreement, was 0.08 on September 28, 2024, compared with 0.10 on March 30, 2024.

Outlook

Mr. Rudow concluded, “We are very proud of the consistent results the Transcat team has delivered year in and year out over an extended period of time.  That said, we are disappointed with the Nexa-impacted aggregated results in fiscal Q2. We experienced short term, isolated revenue challenges in the Nexa services channel in the quarter but believe the swift actions our exceptional team is already taking will rectify the situation in the near term, as we continue to execute on our highly successful core growth strategy.”

“We expect FY25 organic Service revenue growth in the mid-single digits when normalized for the extra week in fiscal 2024 and gross margin expansion. We anticipate a return to high single digit organic growth by the first half of fiscal 2026.”

“Automation of our calibration processes and focus on productivity remain key enablers of margin expansion. We have demonstrated the ability to leverage these tools to improve our operational efficiency, which has become visible in our financial performance over time.”

“We continue to work our robust acquisition pipeline and are pleased with the current flow of strategic opportunities.”

Transcat expects its income tax rate to range between 21% and 23% in fiscal 2025. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, October 29, 2024 at 11:00 a.m. ET.  Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations.  The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, November 5, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13747789, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, and acquisition related transaction expenses, which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, and acquisition amortization of backlog; divided by the average diluted shares outstanding during the period), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 29 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “aim,” “anticipates,” “believes,” “can,” “could,” “designed,” “estimates,” “expects,” “focus,” “goal,” “intends,” “may,” “plan,” “outlook,” “potential,” “seek,” “strategy,” “strive,” “target,” “will,” “would,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 28,	September 23,	September 28,	September 23,
	2024	2023	2024	2023

Service Revenue	$44,083	$41,431	$87,861	$81,284
Distribution Revenue	23,743	21,373	46,672	42,118
Total Revenue	67,826	62,804	134,533	123,402

Cost of Service Revenue	29,492	27,347	58,387	54,229
Cost of Distribution Revenue	17,128	15,332	32,285	30,338
Total Cost of Revenue	46,620	42,679	90,672	84,567

Gross Profit	21,206	20,125	43,861	38,835

Selling, Marketing and Warehouse Expenses	8,181	6,856	15,982	13,325
General and Administrative Expenses	9,290	11,626	19,045	19,227
Total Operating Expenses	17,471	18,482	35,027	32,552

Operating Income	3,735	1,643	8,834	6,283

Interest Expense	76	890	128	1,704
Interest Income	(286)	-	(598)	-
Other Expense (Income)	232	(49)	363	15
Total Interest and Other, net	22	841	(107)	1,719

Income Before Provision For Income Taxes	3,713	802	8,941	4,564
Provision for Income Taxes	427	342	1,247	1,155

Net Income	$3,286	$460	$7,694	$3,409

Basic Earnings Per Share	$0.36	$0.06	$0.84	$0.44
Average Shares Outstanding	9,159	7,819	9,107	7,732

Diluted Earnings Per Share	$0.35	$0.06	$0.83	$0.43
Average Shares Outstanding	9,282	7,948	9,222	7,840

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	September 28,	March 30,
	2024	2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$23,815	$19,646
Marketable Securities	-	$15,533
Accounts Receivable, less allowance for credit losses of $565 and $544 as of September 28, 2024 and March 30, 2024, respectively	48,933	47,779
Other Receivables	628	506
Inventory, net	15,549	17,418
Prepaid Expenses and Other Current Assets	6,241	4,276
Total Current Assets	95,166	105,158
Property and Equipment, net	47,493	38,944
Goodwill	138,127	105,585
Intangible Assets, net	24,362	19,987
Right to Use Assets, net	17,309	16,823
Other Assets	1,096	1,055
Total Assets	$323,553	$287,552

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$13,043	$11,495
Accrued Compensation and Other Current Liabilities	11,092	19,665
Current Portion of Long-Term Debt	2,386	2,339
Total Current Liabilities	26,521	33,499
Long-Term Debt	612	1,817
Deferred Tax Liabilities, net	9,297	9,291
Lease Liabilities	14,661	14,873
Other Liabilities	3,705	2,903
Total Liabilities	54,796	62,383

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,199,277 and 8,839,299 shares issued and outstanding as of September 28, 2024 and March 30, 2024, respectively	4,600	4,420
Capital in Excess of Par Value	178,986	141,624
Accumulated Other Comprehensive Loss	(718)	(949)
Retained Earnings	85,889	80,074
Total Shareholders' Equity	268,757	225,169
Total Liabilities and Shareholders' Equity	$323,553	$287,552

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Six Months Ended
	September 28,	September 23,
	2024	2023
Cash Flows from Operating Activities:
Net Income	$7,694	$3,409
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	43	11
Deferred Income Taxes	6	23
Depreciation and Amortization	8,513	6,078
Provision for Accounts Receivable and Inventory Reserves	108	347
Stock-Based Compensation Expense	1,623	2,171
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	1,746	2,384
Inventory	2,597	3,376
Prepaid Expenses and Other Current Assets	(1,918)	465
Accounts Payable	1,525	(3,969)
Accrued Compensation and Other Current Liabilities	(3,248)	1,677
Income Taxes Payable	(2,930)	-
Net Cash Provided by Operating Activities	15,759	15,972

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(7,633)	(5,444)
Business Acquisitions, net of cash acquired	(15,858)	(12,882)
Sales of Marketable Securities	15,533	-
Net Cash Used in Investing Activities	(7,958)	(18,326)

Cash Flows from Financing Activities:
Repayment of Revolving Credit Facility, net	-	5,288
Repayments of Term Loan	(1,158)	(1,112)
Issuance of Common Stock, net of direct costs	838	384
Repurchase of Common Stock	(3,026)	(2,247)
Net Cash (Used in)/Provided by Financing Activities	(3,346)	2,313

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(286)	(244)

Net Increase/(Decrease) in Cash and Cash Equivalents	4,169	(285)
Cash and Cash Equivalents at Beginning of Period	19,646	1,531
Cash and Cash Equivalents at End of Period	$23,815	$1,246

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	$3,286			$7,694
+ Interest Income	(260)	(210)			(470)
+ Other Expense	131	232			363
+ Tax Provision	820	427			1,247
Operating Income	$5,099	$3,735			$8,834
+ Depreciation & Amortization	4,113	4,399			8,512
+ Transaction Expenses	434	33			467
+ Other Expense	(131)	(232)			(363)
+ Non-cash Stock Compensation	697	926			1,623
Adjusted EBITDA	$10,212	$8,861			$19,073

Segment Breakdown

Service Operating Income	$4,091	$3,704			$7,795
+ Depreciation & Amortization	2,402	2,455			4,857
+ Transaction Expenses	146	-			146
+ Other Expense	(96)	(164)			(260)
+ Non-cash Stock Compensation	421	629			1,050
Service Adjusted EBITDA	$6,964	$6,624			$13,588

Distribution Operating Income	$1,008	$31			$1,039
+ Depreciation & Amortization	1,711	1,944			3,655
+ Transaction Expenses	288	32			320
+ Other Expense	(35)	(67)			(102)
+ Non-cash Stock Compensation	276	297			573
Distribution Adjusted EBITDA	$3,248	$2,237			$5,485

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348	$6,890	$13,647
+ Interest Expense / (Income)	814	890	(266)	(411)	1,027
+ Other Expense / (Income)	64	(49)	289	11	315
+ Tax Provision	813	342	923	2,714	4,792
Operating Income	$4,640	$1,643	$4,294	$9,204	$19,781
+ Depreciation & Amortization	2,790	3,269	3,783	3,635	13,477
+ Transaction Expenses	185	328	78	37	628
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(64)	49	(289)	(11)	(315)
+ Non-cash Stock Compensation	930	1,241	1,167	1,174	4,512
Adjusted EBITDA	$8,481	$9,330	$9,120	$11,682	$38,613

Segment Breakdown

Service Operating Income	$3,192	$742	$2,966	$8,144	$15,044
+ Depreciation & Amortization	2,226	2,325	2,362	2,280	9,193
+ Transaction Expenses	185	76	30	(44)	247
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(47)	29	(203)	(18)	(239)
+ Non-cash Stock Compensation	676	826	737	736	2,975
Service Adjusted EBITDA	$6,232	$6,798	$5,979	$8,741	$27,750

Distribution Operating Income	$1,448	$901	$1,328	$1,060	$4,737
+ Depreciation & Amortization	564	944	1,421	1,355	4,284
+ Transaction Expenses	-	252	48	81	381
+ Other (Expense) / Income	(17)	20	(86)	7	(76)
+ Non-cash Stock Compensation	254	415	430	438	1,537
Distribution Adjusted EBITDA	$2,249	$2,532	$3,141	$2,941	$10,863

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	$3,286			$7,694
+ Amortization of Intangible Assets	1,749	1,888			3,637
+ Acquisition Amortization of Backlog	24	4			28
+ Acquisition Deal Costs	434	33			467
+ Acquisition Stock Expense	234	130			364
+ Income Tax Effect at 25%	(610)	(514)			(1,124)
Adjusted Net Income	$6,239	$4,827	$-	$-	$11,066

Average Diluted Shares Outstanding	9,196	9,282			9,222

Diluted Earnings Per Share	$0.48	$0.35	$-	$-	$0.83

Adjusted Diluted Earnings Per Share	$0.68	$0.52	$-	$-	$1.20

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348	$6,890	$13,647
+ Amortization of Intangible Assets	1,093	1,416	1,674	1,447	5,630
+ Acquisition Amortization of Backlog	-	19	24	24	67
+ Acquisition Deal Costs	185	328	78	81	672
+ Acquisition Stock Expense	182	274	265	258	979
+ Income Tax Effect at 25%	(365)	(509)	(532)	(431)	(1,837)
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,358)	529
Adjusted Net Income	$4,044	$4,788	$4,944	$5,911	$19,687

Average Diluted Shares Outstanding	7,762	7,948	8,752	8,972	8,352

Diluted Earnings Per Share	$0.38	$0.06	$0.38	$0.77	$1.63

Adjusted Diluted Earnings Per Share	$0.52	$0.60	$0.56	$0.66	$2.36

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2025 Q2	FY 2024 Q2	$'s	%
Service Revenue	$44,083	$41,431	$2,652	6.4%
Cost of Revenue	29,492	27,347	2,145	7.8%
Gross Profit	$14,591	$14,084	$507	3.6%
Gross Margin	33.1%	34.0%

Selling, Marketing & Warehouse Expenses	$4,586	$4,143	$443	10.7%
General and Administrative Expenses	6,301	9,199	(2,898)	(31.5)%
Operating Income	$3,704	$742	$2,962	399.2%
% of Revenue	8.4%	1.8%

			Change
DISTRIBUTION	FY 2025 Q2	FY 2024 Q2	$'s	%
Distribution Revenue	$23,743	$21,373	$2,370	11.1%
Cost of Revenue	17,128	15,332	1,796	11.7%
Gross Profit	$6,615	$6,041	$574	9.5%
Gross Margin	27.9%	28.3%

Selling, Marketing & Warehouse Expenses	$3,595	$2,713	$882	32.5%
General and Administrative Expenses	2,989	2,427	562	23.2%
Operating Income	$31	$901	$(870)	(96.6)%
% of Sales	0.1%	4.2%

			Change
TOTAL	FY 2025 Q2	FY 2024 Q2	$'s	%
Total Revenue	$67,826	$62,804	$5,022	8.0%
Total Cost of Revenue	46,620	42,679	3,941	9.2%
Gross Profit	$21,206	$20,125	$1,081	5.4%
Gross Margin	31.3%	32.0%

Selling, Marketing & Warehouse Expenses	$8,181	$6,856	$1,325	19.3%
General and Administrative Expenses	9,290	11,626	(2,336)	(20.1)%
Operating Income	$3,735	$1,643	$2,092	127.3%
% of Revenue	5.5%	2.6%

Transcat Reports Second Quarter Results with growth in Revenue and Gross Profit

October 28, 2024

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2025	FY 2024
SERVICE	YTD	YTD	$'s	%
Service Revenue	$87,861	$81,284	$6,577	8.1%
Cost of Revenue	58,387	54,229	4,158	7.7%
Gross Profit	$29,474	$27,055	$2,419	8.9%
Gross Margin	33.5%	33.3%

Selling, Marketing & Warehouse Expenses	$8,890	$8,250	$640	7.8%
General and Administrative Expenses	12,790	14,871	(2,081)	(14.0)%
Operating Income	$7,794	$3,934	$3,860	98.1%
% of Revenue	8.9%	4.8%

			Change
	FY 2025	FY 2024
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Revenue	$46,672	$42,118	$4,554	10.8%
Cost of Revenue	32,285	30,338	1,947	6.4%
Gross Profit	$14,387	$11,780	$2,607	22.1%
Gross Margin	30.8%	28.0%

Selling, Marketing & Warehouse Expenses	$7,093	$5,075	$2,018	39.8%
General and Administrative Expenses	6,254	4,356	1,898	43.6%
Operating Income	$1,040	$2,349	$(1,309)	(55.7)%
% of Sales	2.2%	5.6%

			Change
	FY 2025	FY 2024
TOTAL	YTD	YTD	$'s	%
Total Revenue	$134,533	$123,402	$11,131	9.0%
Total Cost of Revenue	90,672	84,567	6,105	7.2%
Gross Profit	$43,861	$38,835	$5,026	12.9%
Gross Margin	32.6%	31.5%

Selling, Marketing & Warehouse Expenses	$15,983	$13,325	$2,658	19.9%
General and Administrative Expenses	19,044	19,227	(183)	(1.0)%
Operating Income	$8,834	$6,283	$2,551	40.6%
% of Revenue	6.6%	5.1%